UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2012

Marketing Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50586	68-0566295
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2212 Grand Commerce Dr., Howell, Michigan 48855

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 540-0045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On April 12, 2012, Marketing Worldwide Corporation (the “Company”) issued 90,000 shares of its Series D Super Voting Preferred Stock to four persons, valued at $.10 per share. There was no underwriter, no underwriting discounts or commissions, no general solicitation, no advertisement, and resale restrictions were imposed. The persons who received securities have such knowledge in business and financial matters that he/she/it is capable of evaluating the merits and risks of the transaction. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.

Item 3.03. Material Modification to Rights of Security Holders

On April 11, 2012, Marketing Worldwide Corporation (the “Company”) created a series of Preferred Stock named the “Series D Super Voting Preferred Stock out of the shares of the Company’s preferred stock, par value $0.001 per share, authorized in Section 4 of the Company’s Certificate of Incorporation. The Series D Super Voting Preferred Stock consists of 1,000,000 authorized shares. A copy of the Certificate of Designations, Preferences, and Rights of Series D Super Voting Preferred Stock of Marketing Worldwide Corporation is attached to this report as Exhibit 1. Holders of the Preferred Stock will be entitled to vote with the Company’s common stockholders. Holders of the Preferred Stock have ten thousand (10,000) votes per share when voting on matters with the Company’s common stockholders.

On April 12, 2012, Marketing Worldwide Corporation (the “Company”) issued 90,000 shares of its Series D Super Voting Preferred Stock to four persons, valued at $.10 per share, as consideration for Retention Agreements. A copy of the Retention Agreement is attached to this report as Exhibit 3. As a result, these four persons obtained majority voting power of the Company. The four persons holding majority voting power of the Company took action by written consent to increase the authorized capital stock of the Company to consist of Nine Hundred Ten Million (910,000,000) of which stock Nine Hundred Million (900,000,000) shares of the par value of $.001 each shall be common stock and of which Ten Million (10,000,000) shares of the par value of $.001 each shall be preferred stock. A copy of the Certificate of Amendment to the Certificate of Incorporation of Marketing Worldwide Corporation is attached to this report as Exhibit 2.

Item 9.01. Financial Statements and Exhibits

Exhibit #	Description
Exhibit 1	Certificate of Designations, Preferences, and Rights of Series D Super Voting Preferred Stock
Exhibit 2	Certificate of Amendment to the Certificate of Incorporation
Exhibit 3	Retention Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2012

Marketing Worldwide Corporation

/s/ Charles Pinkerton
Charles Pinkerton
Chief Executive Officer